UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2012, we entered into a loan agreement whereby we borrowed $25,000 from one lender with no interest. The principal amount of the loan converts into shares of our common stock (each, a “Share”) at the same price per share applicable to the next issuance by us of Shares (the “Next Equity Financing”). The conversion will take place contemporaneous with the closing of the Next Equity Financing. The loan does not have any fixed repayment terms and will be retired upon the conversion into Shares.

A copy of the loan terms agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above related to the loan agreement is responsive to this Item 2.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement dated February 13, 2012 with Ori Ackerman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Benjamin Cherniak
Benjamin Cherniak
President and Director
Dated: February 23, 2012